EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


              Name of                                              State of
            Subsidiaries*                                         Incorporation
-----------------------------------------------------------       -------------
Koger Real Estate Services, Inc.                                     Florida

Southeast Properties Holding Corporation, Inc.                       Florida




* These subsidiaries are wholly owned by Koger Equity, Inc.









































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